Exhibit 99.04

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

212.668.0340

News Release

For Immediate Release

Investor/Media Contact: Peter R. Poillon

(212) 208-3333

ppoillon@ambac.com

Web site: www.ambac.com

AMBAC FINANCIAL GROUP, INC. ANNOUNCES

FIRST QUARTER NET INCOME OF $137.9 MILLION, UP 18%

First Quarter Net Income Per Diluted Share of $1.27, up 19%,

First Quarter Adjusted Gross Premiums Written(1) $322.4 million, up 52%

NEW YORK, April 17, 2003—Ambac Financial Group, Inc. (NYSE:  ABK) (Ambac) today announced first quarter 2003 net income of $137.9 million, or $1.27 per diluted share. This represents an 18% increase from first quarter 2002 net income of $117.0 million, and a 19% increase in net income per diluted share from $1.07 per diluted share in the first quarter of 2002.

Net Income Per Diluted Share

Ambac presents net income and net income per diluted share. These measures are computed in accordance with accounting principles generally accepted in the United States of America (GAAP). However, the Research Analysts have not adjusted their reporting of earnings to a strictly GAAP basis. In order to assist investors in their understanding of quarterly results, Ambac will provide other useful information.

Earnings measures reported by research analysts typically exclude net gains and losses from sales of investment securities and mark-to-market gains and losses on credit derivative contracts and derivative hedge contracts (“net security gains and losses”) and non-recurring items. Certain research analysts further exclude the impact of accelerated premiums earned on guaranteed obligations that have been refunded (“refundings”). During the first quarter 2003, net security gains and losses had a net income effect of $1.8 million, $0.02 on a per diluted share basis. Non-recurring items during the first quarter of 2003 had a net income effect of ($4.2) million, ($0.04) on a per diluted share basis and represents the write off of previously deferred issuance expenses related to debentures that are to be redeemed on April 28, 2003. Refundings had a net income effect

Ambac First Quarter 2003 Earnings/2

of $6.9 million, or $0.06 per diluted share for the first quarter 2003. Table I, below, provides first quarter comparisons for the years 2003 and 2002.

Table I

	First Quarter
	2003	2002	% Change
Net income per diluted share(1)	$1.27	$1.07	19%

Effect of net security (gains)/ losses	($0.02)	$0.03	n.a.
Non-recurring items	$0.04	$0.00	n.a.

Sub-total excluding effect of net security losses and non-recurring items(2)	$1.29	$1.10	+17%

Effect of refundings	($0.06)	($0.04)	n.a.

Sub-total excluding items	$1.23	$1.06	+16%

(1)	2003 amounts include stock option expense amounting to $0.01 per diluted share.
(2)	Consensus earnings that are reported by earnings estimate services, such as First Call, are on this basis, which excludes net security gains and losses and non-recurring items.

Commenting on the overall results, Ambac Chairman and CEO Phillip B. Lassiter noted, “As has been our operating climate for quite some time, first quarter activity reflected continued vibrancy across all markets. The international sector, which tends to exhibit lumpy top line production, had a standout quarter as multiple large transactions closed. As we enter the second quarter, we continue to witness strong product demand at attractive pricing levels.”

Revenues

Highlights

Adjusted gross premiums written(1) in the first quarter of 2003 were $322.4 million, up 52% from the first quarter of 2002 of $211.9 million. Strong premium growth was achieved in all of Ambac’s business lines—public, structured and international finance.

In public finance, Ambac continues to benefit from the high level of municipal issuance. Transactions guaranteed during the quarter included strong writings in the health care, student loan, municipal lease and transportation sectors of the market. Structured finance growth resulted from strong activity in both the consumer and commercial asset-backed segments. In international finance, Ambac experienced strong activity across several sectors but closed three large transportation transactions during the period.

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Ambac First Quarter 2003 Earnings/3

A breakdown of adjusted gross premiums written by market sector is included below as Table II.

Table II

Adjusted Gross Premiums Written

$-millions	First Quarter
	2003	2002	% Change

Public Finance	$88.3	$73.6	+20%

Structured Finance	107.5	79.1	+36%

International	126.6	59.2	+114%

Total	$322.4	$211.9	+52%

•	Net premiums written in the first quarter of 2003 of $166.1 million were 28% higher than net premiums written of $129.8 million in the same period of 2002. Gross premiums written in the first quarter of 2003 were offset by $31.2 million in ceded premiums. In the first quarter of 2002, ceded premiums were $19.5 million. Ceded premiums as a percentage of gross premiums written were 15.8% and 13.1% for the first quarter of 2003 and 2002, respectively.

•	Net premiums earned and other credit enhancement fees for the first quarter of 2003 were $145.1 million, which represented a 32% increase from the $109.9 million earned in the first quarter of 2002. Net premiums earned increased for all market segments. Public finance, our most mature market segment, continues to grow earned premium at a mid-teens pace, enhanced by the company’s continued focus on structured and innovative municipal transactions. Earned premium growth in the structured finance segment continues to be driven by strong writings in consumer asset-backed and other structured transactions. As has been the case for the past 18 months, the growth is tempered by the continued high level of pay-downs of the existing mortgage-backed book. International continues to be our fastest growing market, as net earned premium and other credit enhancement fees grew more than 50% during the quarter.

Net premiums earned includes accelerated premiums, which result from refundings and calls recognized during the quarter. Accelerated premiums were $12.2 million in the first quarter of 2003 (which had a net income per diluted share effect of $0.06), up 67% from $7.3 million ($0.04 per diluted share) in accelerated premiums in the first quarter of 2002. The current low interest rate environment has prompted the relatively high level of accelerated premiums. When interest rates rise in the future, accelerated premiums should decline.

A breakdown of net premiums earned and other credit enhancement fees by market sector are included below as Table III. Normal net premiums earned exclude accelerated premiums that result from refundings and calls.

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Ambac First Quarter 2003 Earnings/4

Table III

Net Premiums Earned and Other Credit Enhancement Fees

$-millions	First Quarter
	2003	2002	% Change

Public Finance	$43.0	$37.0	+16%

Structured Finance	51.7	41.4	+25%

International	38.2	24.2	+58%

Total Normal Premiums/Fees	$132.9	$102.6	+30%

Accelerated Premiums	12.2	7.3	+67%

Total	$145.1	$109.9	+32%

•	Net investment income for the first quarter of 2003 was $76.6 million, representing an increase of 6% from $72.5 million in the comparable period of 2002. This increase was due primarily to the growth in the investment portfolio from ongoing collection of financial guarantee premiums. This growth was partially offset by a lower reinvestment rate and the allocation of a larger portion of the portfolio to tax-exempt securities.

•	Financial services revenues, excluding net securities gains and losses, were $14.1 million in the first quarter of 2003, down 15% from $16.6 million in revenues for the first quarter of 2002. Financial services revenues include net interest income from investment and payment agreements, and revenues from swaps and cash management. Net investment and payment agreement revenue was relatively flat as lower interest spreads were offset by increased volume. Interest spreads in the first quarter were adversely impacted by $0.8 million due to accelerated premium amortization caused by prepayments on certain mortgage-backed investments. Swap and money management revenues declined 22% and 17%, respectively, on lower volume.

Expenses

Highlights

•	Financial guarantee expenses of $32.0 million for the first quarter of 2003 increased by 32% over the $24.3 million of expenses for the same quarter of 2002. This increase was primarily due to additions to the general loss provision and higher compensation expense, including the addition of stock option expenses in the first quarter of 2003.

•	Financial services other expenses, which represent the actual operating expenses for the division, amounted to $6.2 million for the first quarter of 2003, up 21% from $5.1 million for the first quarter of 2002. This increase was due primarily to a one-time reversal of employee

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Ambac First Quarter 2003 Earnings/5

benefit expense accruals in the first quarter of 2002 and the addition of stock option expense in the first quarter of 2003.

Other Items

•	Total net securities gains/(losses) for the first quarter of 2003 were $2.8 million, or $0.02 per diluted share, consisting of net realized gains on investment securities of $14.3 million, net mark-to-market losses on credit derivatives of ($12.2) million and net mark-to-market gains on derivative hedge contracts of $0.7 million. For the first quarter of 2002 net securities gains/(losses) were ($4.2) million, or ($0.03) per diluted share, consisting primarily of net mark-to-market losses on credit derivatives.

•	Interest expense for the first quarter of 2003 was $12.5 million, up 17% from $10.7 million for the first quarter of 2002. The increase is primarily attributable to the $200 million, 5.95% debt, due February 28, 2103, issued in February 2003.

•	Corporate expense for the first quarter of 2003 was $8.3 million, up significantly from $1.5 million for the first quarter of 2002. The increase is attributable to the $6.5 million write-off ($4.2 million after-tax) of previously deferred issuance expenses related to the 1998 issuance of $200 million, 7.08% debentures, that will be redeemed at par at the end of April. The debentures redemption will be funded with the proceeds of the recent issuance of $175 million, 5.875% debentures, due March 24, 2103, together with other corporate funds. The redemption of the 7.08% debentures and issuance of new debentures at 5.875% will result in pre-tax interest savings of more than $2.0 million annually.

Balance Sheet

Highlights

•	Total assets as of March 31, 2003 were $16.34 billion, up 6% from total assets of $15.36 billion at December 31, 2002. This increase was due primarily to cash generated from business written during the period, proceeds received from debt issuance and increased volume in the investment agreement business. As of March 31, 2003, stockholders’ equity was $3.76 billion, a 4% increase from year-end 2002 stockholders’ equity of $3.63 billion. The increase stemmed primarily from net income during the period.

•	During the quarter, Ambac issued $200 million of debentures, due February 28, 2103, at 5.95%. The Company previously announced that it plans to use the proceeds over time to fund future growth of the financial guarantee business. As discussed above, during the period the Company also issued $175 million of debentures due March 24, 2103, at 5.875%, and announced the redemption of $200 million of debentures that were issued in 1998.

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Ambac First Quarter 2003 Earnings/6

Annual Meeting of Stockholders

As previously announced, the Board of Directors set the 2003 Annual Meeting of Stockholders for Tuesday, May 6, 2003, at 11:30 a.m. in New York City. The record date for determining stockholders entitled to notice of, and to vote at, the annual meeting was the close of business, March 11, 2003.

Forward-Looking Statements

This release, in particular the Chairman’s remarks, contains statements about our future results that may be considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. We caution you that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Among the factors that could cause actual results to differ materially are (1) changes in the economic, credit, or interest rate environment in the United States and abroad; (2) the level of activity within the national and worldwide debt markets; (3) competitive conditions and pricing levels; (4) legislative and regulatory developments; (5) changes in tax laws; (6) the policies and actions of the United States and other governments; and (7) other risks and uncertainties that have not been identified at this time. We undertake no obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved, except as required by law.

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Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial services to clients in both the public and private sectors around the world. Ambac’s principal operating subsidiary, Ambac Assurance Corporation, a leading guarantor of public finance and structured finance obligations, has earned triple-A ratings, the highest ratings available from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, Fitch, Inc. and Rating and Investment Information, Inc. Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).

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Ambac First Quarter 2003 Earnings/7

Footnotes

(1)	Adjusted gross premiums written, which is not promulgated under GAAP, is used by management, equity analysts and investors to measure Ambac’s financial results. Adjusted gross premiums written, which Ambac reports as analytical data, are defined as gross (direct and assumed) up-front premiums written plus the present value of estimated installment premiums written on insurance policies and structured credit derivatives issued in the period. The definition of adjusted gross premiums written used by Ambac may differ from definitions of adjusted gross premiums written used by other public holding companies of financial guarantors. The following table reconciles adjusted gross premiums written to gross premiums written:

$-millions	First Quarter
	2003	2002
Adjusted gross premiums written	$322.4	$211.9

Present value of estimated installment premiums written on insurance policies and structured credit derivatives issued in the period	(220.8)	(140.1)

Gross up-front premiums written	$101.6	$71.8

Gross installment premiums written on insurance policies	95.6	77.6

Gross premiums written	$197.2	$149.4

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Ambac Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

For the Periods Ended March 31, 2003 and 2002

(Dollars in Thousands Except Share Data)

	Three Months Ended March 31,
	2003	2002
Revenues:
Financial Guarantee:
Gross premiums written	$197,219	$149,361
Ceded premiums written	(31,168)	(19,549)

Net premiums written	$166,051	$129,812

Net premiums earned	$134,752	$103,654
Other credit enhancement fees	10,364	6,288

Net premiums earned and other credit enhancement fees	145,116	109,942
Net investment income	76,595	72,547
Net realized investment gains (losses)	13,943	(500)
Net unrealized losses on credit derivative contracts	(12,176)	(4,071)
Other income	825	1,314
Financial Services:
Interest from investment and payment agreements	58,996	59,991
Other revenue	8,517	10,716
Net realized investment gains	308	191
Net unrealized gains on derivative hedge contracts	677	167
Corporate:
Net investment income	931	729

Total revenues	293,732	251,026

Expenses:
Financial Guarantee:
Losses and loss adjustment expenses	9,800	5,700
Underwriting and operating expenses	22,166	18,561
Financial Services:
Interest from investment and payment agreements	53,432	54,116
Other expenses	6,158	5,136
Interest	12,454	10,666
Corporate	8,273	1,466

Total expenses	112,283	95,645

Income before income taxes	181,449	155,381
Provision for income taxes	43,526	38,429

Net income	$137,923	$116,952

Net income per share:
Basic	$1.30	$1.11

Diluted	$1.27	$1.07

Weighted average number of common shares outstanding:
Basic	106,050,379	105,831,879

Diluted	108,737,211	109,153,901

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Ambac Financial Group, Inc. and Subsidiaries

Consolidated Balance Sheets

March 31, 2003 and December 31, 2002

(Dollars in Thousands Except Share Data)

	March 31, 2003	December 31, 2002
	(Unaudited)
Assets

Investments:
Fixed income securities, at fair value (amortized cost of $12,348,757 in 2003 and $11,132,149 in 2002)	$12,829,600	$11,597,623
Fixed income securities pledged as collateral, at fair value (amortized cost of $626,808 in 2003 and $537,711 in 2002)	633,073	543,572
Short-term investments, at cost (approximates fair value)	214,911	395,761
Other, at fair value (cost of $4,504 in 2003 and $3,518 in 2002)	3,225	2,354

Total investments	13,680,809	12,539,310

Cash	51,056	25,816
Securities purchased under agreements to resell	7,002	260,818
Receivable for investment agreements	20,655	169
Receivable for securities sold	16,478	6,936
Investment income due and accrued	121,911	142,406
Reinsurance recoverable on paid and unpaid losses	5,381	4,842
Prepaid reinsurance	299,400	296,126
Deferred acquisition costs	174,440	174,055
Loans	838,609	843,809
Derivative product assets	1,080,086	1,010,081
Other assets	49,115	51,170

Total assets	$16,344,942	$15,355,538

Liabilities and Stockholders’ Equity

Liabilities:
Unearned premiums	$2,163,232	$2,128,847
Losses and loss adjustment expense reserve	177,788	172,137
Ceded reinsurance balances payable	11,572	16,930
Obligations under investment and payment agreements	6,655,698	6,434,497
Obligations under investment repurchase agreements	792,590	848,358
Securities sold under agreement to repurchase	278,390	132,235
Deferred income taxes	189,108	185,641
Current income taxes	61,541	44,807
Debentures	991,731	616,715
Accrued interest payable	54,621	81,252
Derivative product liabilities	933,752	836,146
Other liabilities	131,086	154,640
Payable for securities purchased	140,321	78,154

Total liabilities	12,581,430	11,730,359

Stockholders’ equity:
Preferred stock	—	—
Common stock	1,064	1,062
Additional paid-in capital	553,078	550,289
Accumulated other comprehensive income	272,776	265,427
Retained earnings	2,946,246	2,820,281
Common stock held in treasury at cost	(9,652)	(11,880)

Total stockholders’ equity	3,763,512	3,625,179

Total liabilities and stockholders’ equity	$16,344,942	$15,355,538

Number of shares outstanding (net of treasury shares)	106,087,874	105,990,591

Book value per share	$35.48	$34.20

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Ambac Financial Group, Inc. and Subsidiaries

Supplemental Analytical Data: Components of Adjusted Book Value Per Share(1)

March 31, 2003 and December 31, 2002

	March 31, 2003	December 31, 2002
Book value	$35.48	$34.20
After-tax value of:
Net unearned premium reserve less deferred acquisition costs	10.35	10.17
Present value of future installment premiums	8.70	8.23
Unrealized loss on investment agreement liabilities	(2.43)	(2.76)

Adjusted book value	$52.10	$49.84

(1)	Adjusted book value (ABV), which is not promulgated in accordance with accounting principles generally accepted in the United States of America (GAAP), is used by management, equity analysts and investors as a measurement of the Company’s intrinsic value with no benefit given for ongoing business activity. Management derives ABV by beginning with stockholders’ equity (book value) and adding or subtracting the after-tax value of: the net unearned premium reserve; deferred acquisition costs; the present value of estimated net future installment premiums; and the unrealized gain or loss on investment agreement liabilities. These adjustments will not be realized until future periods and may differ materially from the amounts used in determining ABV. The definition of ABV used by the Company may differ from definitions of ABV used by other public holding companies of financial guarantee insurers.

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Ambac Assurance Corporation

Statutory Accounting, Financial and Capital Information (1)

March 31, 2003 and December 31, 2002

(Dollars in Thousands, Except Ratios)

	March 31, 2003	December 31, 2002
Capital and Claim-Paying Resources:
Contingency reserve	$1,576,604	$1,508,898
Capital and surplus	2,368,295	2,227,438

Qualified statutory capital	3,944,899	3,736,336
Unearned premiums	2,252,514	2,209,514
Losses and loss adjustment expenses	51,845	52,061

Policyholders’ reserves	6,249,258	5,997,911
Third party capital support (2)	800,000	800,000
Present value of future installment premiums (3)	1,420,638	1,342,246

Total claims paying resources	$8,469,896	$8,140,157

Net financial guarantees in force	$575,463,129	$557,422,197
Capital ratio (4)	146:1	149:1
Financial resources ratio (5)	68:1	68:1

(1)	Statutory accounting information for Ambac Assurance Corporation and Connie Lee Insurance Company are combined for purposes of this schedule. Qualified statutory capital for Ambac Assurance, on a stand alone basis, as of March 31, 2003 and December 31, 2002 is $3.911 billion and $3.703 billion, respectively.
(2)	Third party capital support at March 31, 2003 represents pre-funded capital which provides for the unconditional ability to issue up to $800 million of preferred stock to high quality asset-backed trusts.
(3)	Includes the present value of future credit enhancement fees from structured credit derivatives.
(4)	Capital ratio is net financial guarantees in force divided by qualified statutory capital.
(5)	Financial resources ratio is net financial guarantees in force divided by total claims paying resources.

Ambac Assurance Corporation and Subsidiaries

Capitalization Table—GAAP

March 31, 2003 and December 31, 2002

(Dollars in Millions)

The following table sets forth Ambac Assurance’s consolidated capitalization as of March 31, 2003 and December 31, 2002, respectively, on the basis of accounting principles generally accepted in the United States of America.

	March 31, 2003	December 31, 2002
	(unaudited)

Unearned premiums	$2,174	$2,137
Other liabilities	2,101	1,976

Total liabilities	4,275	4,113

Stockholder’s equity:
Common stock	82	82
Additional paid-in capital	995	920
Accumulated other comprehensive income	237	231
Retained earnings	2,974	2,849

Total stockholder’s equity	4,288	4,082

Total liabilities and stockholder’s equity	$8,563	$8,195